                                                                      EXHIBIT 12

                                  CENTERPOINT PROPERTIES TRUST
                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS, EXCEPT RATIOS)

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                                     -------------                            ----------------------
                                   1997         1996         1996         1995         1994         1993         1992
                                -------      -------      -------      -------      -------      -------      -------
Available earnings:
  Net income (loss)             $19,557      $11,169      $14,941      $ 8,212      $ 2,359      ($4,930)     ($1,175)
  Add interest expense (1)        9,264        8,647       11,731       12,985       12,157        4,111        2,638
                                -------      -------      -------      -------      -------      -------      -------
Available earnings (loss)(2)    $28,821      $19,816      $26,672      $21,197      $14,516        ($819)     ($1,463)
                                -------      -------      -------      -------      -------      -------      -------
Fixed Charges:
  Interest expense              $ 9,264      $ 8,647      $11,731      $12,985      $12,157       $4,111       $2,638
  Capitalized interest              383           82          142           20           63          470          831
                                -------      -------      -------      -------      -------      -------      -------
  Total Fixed Charges           $ 9,647      $ 8,729      $11,873      $13,005      $12,220       $4,581       $3,469
                                -------      -------      -------      -------      -------      -------      -------


Ratio of earnings to
  Fixed Charges (3)                2.99         2.27         2.25         1.63         1.19           --           --
                                -------      -------      -------      -------      -------      -------      -------



                           CENTERPOINT PROPERTIES TRUST
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                           AND PREFERRED STOCK DIVIDENDS
                       (DOLLARS IN THOUSANDS, EXCEPT RATIOS)

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                                   1997         1996         1996         1995         1994         1993         1992
                                -------      -------      -------      -------      -------      -------      -------
Available earnings:
  Net income (loss)             $19,557      $11,169      $14,941     $  8,212      $ 2,359      ($4,930)     ($1,175)
  Add interest expense (1)        9,264        8,647       11,731       12,985       12,157        4,111        2,638
                                -------      -------      -------      -------      -------      -------      -------
Available earnings (loss)(2)    $28,821      $19,816      $26,672      $21,197      $14,516        ($819)     ($1,463)
                                -------      -------      -------      -------      -------      -------      -------

Fixed Charges:
  Interest expense              $ 9,264      $ 8,647      $11,731      $12,985      $12,157       $4,111       $2,638
  Preferred stock dividend                       947          947        1.002
  Capitalized interest              383           82          142           20           63          470          831
                                -------      -------      -------      -------      -------      -------      -------
  Total Fixed Charges           $ 9,647      $ 9,676      $12,820      $14,007      $12,220       $4,581       $3,469
                                -------      -------      -------      -------      -------      -------      -------
Ratio of earnings to
  Fixed Charges (3)                2.99         2.05         2.08         1.51         1.19           --           --
                                -------      -------      -------      -------      -------      -------      -------

--------------------------------
NOTES:
(1)  Interest expense includes amortization of debt expense.
(2) Interest portion of rental expense is not calculated because annual rental expense for the Company is not significant.
(3) The ratio of earnings to fixed charges for the years ended December 31, 1992 and December 31, 1993, was less than one to one. The approximate dollar amounts necessary to cover the deficiency in those periods were as follows: 1993--$5,400 and 1992--$2,006.